CONSENT OF HOULIHAN CAPITAL, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of PHP Ventures Acquisition Corp. as an annex to the proxy statement/prospectus contained in the Registration Statement on Form S-4 of Modulex Modular Buildings Plc as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such proxy statement/prospectus and Registration Statement. In giving such consent, we do not admit, and we disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), and we do not admit that we are experts with respect to any part of such proxy statement/prospectus and Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

Houlihan Capital, LLC

By: Houlihan Capital, LLC
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Houlihan Capital, LLC

September 27, 2023